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                                                                    EXHIBIT 10.5

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Debt (as defined in the Intercreditor and Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Intercreditor and Subordination Agreement dated March 20, 2002 by the maker hereof and the payee named herein in favor of the Senior Lender referred to in such Intercreditor and Subordination Agreement.

                            SECURED PROMISSORY NOTE

Dated:   March 20, 2002
$1,600,000

        Holiday RV Superstores, Inc., a Delaware corporation (the "Company"), promises to pay to AGHI Finance Co, LLC, a Delaware limited liability company, or assigns (the "Payee") the principal sum of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00).

        1. Payment of Principal, Interest and Fees.

               (a) Interest. Interest shall accrue commencing March 19, 2002 on the unpaid principal balance of this Note balance from time to time outstanding at the rate of twenty percent (20%) per annum. Interest shall be computed hereunder based on a 365-day year. The Company shall pay interest on overdue principal and overdue interest (to the full extent permitted by law) at a rate equal to twenty-five percent (25%) per annum. In the event that any payment is not received by Payee ten days after the date due, then, in addition to interest at the default rate, the Company shall also pay to Payee a late charge in an amount equal to six percent (6%) of the amount of such overdue payment. In accordance with the provisions of the loan and security agreement dated March 12, 2002 (the "Loan Agreement") between the Company and Payee, the Company may, at its option, pay fifty percent (50%) of any interest payment in shares of Common Stock (as defined in the Loan Agreement).

               (b) Payments. Interest shall be payable monthly on the first day of each calendar month until payment in full of this Note beginning on April 1, 2002. The entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full on March 20, 2003.

               (c) Fees. The Company shall pay the origination fee as provided in Section 2.04 of the Loan Agreement and the additional fees as provided in
Section 2.05. Such fees shall be paid in cash or shares of Common Stock as provided in Sections 2.04 and 2.05 of the Loan Agreement.

        2. Prepayment. The Company shall have the option of prepaying this Note in whole or in part at any time and from time to time without penalty or premium. All payments shall be applied first to accrued interest and then to principal balances, except as provided in Section 2.07 of the Loan Agreement.

        3. Defaults and Remedies. This Note is delivered by the Company to Payee pursuant to the Loan Agreement. If an Event of Default (as defined in the Loan Agreement) occurs and is continuing, then the Payee may declare the principal of and interest on the Note to be due and payable immediately. No course of dealing on the part of the Payee nor any delay or failure on the part of the Payee to exercise any right shall operate as a waiver of such right or otherwise prejudice the Payee's rights, powers and remedies. If an Event of Default occurs, the


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Company will pay to the Payee all costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the Payee in collecting any sums due on this Note or in otherwise enforcing any of the Payee's rights, powers and remedies.

        4. Security. This Note is secured by a lien in favor of the Payee on all of the Company's assets and properties and by guaranties by the subsidiaries of the Company which guaranties are secured by a lien in favor of the Payee on all of each guarantor's assets and properties.

        5. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto.

        6. Consent to Jurisdiction. AT THE OPTION OF PAYEE, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS, MINNESOTA; AND THE COMPANY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE COMPANY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, PAYEE AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED IF SUCH TRANSFER CAN BE ACCOMPLISHED UNDER APPLICABLE LAW. IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, PAYEE AT ITS OPTION SHALL BE ENTITLED TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

        7. Miscellaneous. Payee shall have all of the benefits of the provisions of the Loan Agreement, including the security and guaranties provided thereunder.

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first written above.

                                        HOLIDAY RV SUPERSTORES, INC.


                                        By: /s/ Marcus A. Lemonis
                                           ____________________________________
                                           Name:  Marcus A. Lemonis
                                           Title:  Chief Executive Officer




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